Filed pursuant to Rule 424(a)
                                                under the Securities Act of 1933
                                                     Registration No. 333-109981


PROSPECTUS

                             UNIONBANCAL CORPORATION
                                 450,775 SHARES
                                  COMMON STOCK

                                RESCISSION OFFER
                                _________________

     UnionBanCal Corporation offers, under the terms and conditions described in the prospectus, to rescind the previous purchase of up to 450,775 shares of UnionBanCal Corporation common stock by the trustee of the Union Bank of California 401(k) Plan, on behalf of certain current and former participants in the 401(k) Plan with salary deferral, or rollover or after-tax contributions from October 24, 2002 through October 23, 2003 for:

     o the consideration they paid for such common stock, plus interest from the date of purchase, or

     o in the event any such participant has caused the sale of such common stock at a loss, the consideration paid, less the proceeds from the sale, plus interest.

This rescission offer applies to purchases of UnionBanCal Corporation common stock during the period from October 24, 2002 through October 23, 2003, at prices ranging from $35.52 per share to $54.32 per share.

     Our common stock is listed on the New York Stock Exchange under the symbol "UB." The closing sale price of our common stock on January 13, 2004 was $56.72. Our principal executive offices are located at 400 California Street, San Francisco, California 94104 and our telephone number is (415) 765-2969.


     YOU ARE NOT REQUIRED TO ACCEPT THE RESCISSION OFFER. IF YOU ELECT TO ACCEPT THE RESCISSION OFFER, YOU MUST TENDER TO UNIONBANCAL CORPORATION ALL OF YOUR UNIONBANCAL CORPORATION COMMON STOCK THAT YOU HOLD THAT WAS PURCHASED ON YOUR BEHALF WITH SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS UNDER THE 401(K) PLAN FROM OCTOBER 24, 2002 THROUGH OCTOBER 23, 2003. IF YOUR ACCEPTANCE IS NOT RECEIVED IN GOOD ORDER BY FEBRUARY 13, 2004, YOU WILL BE DEEMED BY UNIONBANCAL CORPORATION TO HAVE REJECTED THE RESCISSION OFFER.

     The rescission offer will expire 30 days from the date of this prospectus at the close of business on February 13, 2004, the expiration date. The shares of UnionBanCal Corporation common stock subject to the rescission offer may not have been registered under the Securities Act of 1933 in a timely manner. These shares have now been registered by means of the Registration Statement on Form S-3 of which this prospectus forms a part. Accordingly, whether or not you accept this rescission offer, shares of UnionBanCal Corporation common stock that you may own are now properly registered effective as of the date of this prospectus. We have not retained an underwriter in connection with the rescission offer.

     AN  INVESTMENT  IN  OUR  COMMON  STOCK  INVOLVES  RISKS  AND  UNCERTAINTIES
DESCRIBED  IN  THE  SECTION  ENTITLED  "RISK  FACTORS"   BEGINNING  ON  PAGE  5.

                                _________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is January 14, 2004

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

NOTICE AND SUMMARY.............................................................1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS......................5

RISK FACTORS...................................................................5

QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER...............................6

INCORPORATION BY REFERENCE....................................................15

THE COMPANY...................................................................16

THE RESCISSION OFFER..........................................................17

FEDERAL INCOME TAX EFFECTS OF THE RESCISSION OFFER............................20

USE OF PROCEEDS...............................................................22

IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE UNION BANK
   OF CALIFORNIA 401(K) PLAN..................................................22

LEGAL MATTERS.................................................................23

EXPERTS.......................................................................23



APPENDIX A:  ACCEPTANCE FORM A
  For Participants Who Hold Shares in their 401(k) Plan Account, Sold
  Shares at a Loss or Took a Distribution that Was Not in the Form of Stock...................................................................A-1

APPENDIX B:  ACCEPTANCE FORM B
  For Participants Who Took a Distribution in the Form of Stock..............B-1

                           __________________________


     You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock. In this prospectus, "UnionBanCal," "we," "us" and "our" refer to UnionBanCal Corporation.

                      [UnionBanCal Corporation Letterhead]

                               NOTICE AND SUMMARY


                                                                January 14, 2004


Dear Current or Former 401(k) Plan Participant:

     This letter and the accompanying document called a "Prospectus" contain important information.

     UnionBanCal Corporation is sending you these materials because you are a current or former participant in the Union Bank of California 401(k) Plan and you elected to purchase UnionBanCal Corporation common stock in the 401(k) Plan during the period from October 24, 2002 through October 23, 2003. We are offering to buy back from you this UnionBanCal Corporation common stock at the original purchase price, plus interest, and/or reimburse you for losses you may have incurred if you already sold the stock. This offer is called a "rescission offer."

     We are making the rescission offer because our common stock may not have been registered under the federal securities laws in a timely manner.

     In order to assist you in determining whether or not you should accept the rescission offer, the following questions may help you with that decision.

     1. DO YOU STILL OWN STOCK THAT YOU PURCHASED IN THE 401(K) PLAN WITH SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS DURING THE PERIOD FROM OCTOBER 24, 2002 THROUGH OCTOBER 23, 2003? If yes, go to
          3. If no, go to 2.

     2. DID YOU SELL THE STOCK AT A LOSS? If yes, you should consider accepting the rescission offer so that you can be compensated for your loss. If no, you should not accept the rescission offer since no compensation is available to you for the stock you sold.

     3. DO YOU WANT US TO BUY YOUR STOCK ON FEBRUARY 13, 2004, WHICH IS THE EXPIRATION DATE OF THE RESCISSION OFFER? If yes, accept the rescission offer and we will buy your stock at your purchase price plus 7% interest. Note: If this purchase price is below the market value of the stock on the expiration date of the rescission offer, then you will be deemed to have rejected the rescission offer. If you do not want us to buy your stock, you should not accept the rescission offer and you do not need to take any action.

     If you accept the rescission offer, you will be unable to sell any UnionBanCal Corporation common stock or transact any other fund transfers within your 401(k) Plan account for a period of up to five business days after February 13, 2004 (the expiration date of the rescission offer), while we perform the administrative tasks required to give effect to the rescission.

     In order to help you further understand this offer, you will find the following information contained in this package after this letter:

     A. SUMMARY: This summary is intended to give you a broad overview of what is happening and how the offer may affect you.

     B. PROSPECTUS: This document contains information to help you decide whether or not you should accept the rescission offer. This Prospectus is composed of the following parts:

     o RISK FACTORS: This section provides a discussion of some of the risks and uncertainties involved in investing in our stock and in accepting or rejecting this rescission offer.

     o QUESTIONS AND ANSWERS: This part of the Prospectus will answer how the offer works, how to accept the offer, how to reject the offer, what effect accepting the offer will have on you, information if you no longer have a 401(k) Plan account and how to get more information.

     o MORE INFORMATION AND INCORPORATION BY REFERENCE: These parts will tell you where you can go to get more information, documents that are made part of the Prospectus and information on UnionBanCal Corporation and its common stock.

     o    RESCISSION OFFER: This part provides detail about the offer itself.

     o APPENDIX A: Acceptance Form A: This is the form that you will use if you want to accept the rescission offer and you still hold shares in the 401(k) Plan, sold those shares at a loss or took a cash distribution from the 401(k) Plan.

     o APPENDIX B: Acceptance Form B: This is the form that you will use if you took a distribution in stock and you want to accept the rescission offer.


     C. TRANSACTION STATEMENT: This Statement will show your transactions (such as purchases, sales and/or distributions) involving UnionBanCal Corporation common stock in your 401(k) Plan account during the period. This information should also assist you in determining whether to accept the rescission offer.

     If you accept the rescission offer but the repurchase price per share of UnionBanCal Corporation common stock you would receive is less than the closing price of the common stock on the New York Stock Exchange on the date the rescission offer expires, your acceptance of the rescission offer will be rejected.

     THE RESCISSION OFFER DEADLINE IS FEBRUARY 13, 2004. IF YOU WANT TO ACCEPT THE RESCISSION OFFER, YOUR ACCEPTANCE FORM AND ALL OTHER REQUIRED DOCUMENTATION MUST BE RECEIVED AT THE ADDRESS INDICATED ON THE APPLICABLE ACCEPTANCE FORM ON OR BEFORE THIS DEADLINE.

     We encourage you to read the entire Prospectus for complete information. However, if you still have questions after reading this material, we have established a telephone number to provide you with information. Please call
(866) 468-9669 between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time), Monday through Friday.

                                      Very truly yours,

                                      /S/ NORIMICHI KANARI

                                      Norimichi Kanari
                                      President and Chief Executive Officer


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                     SUMMARY

     This following summary is provided to give a brief overview of the rescission offer. Specific details of the offer are contained in the Prospectus. If there is any conflict between this summary and the information presented in the Prospectus, the Prospectus will govern.

WHAT HAPPENS IF YOU ACCEPT THE RESCISSION OFFER?
------------------------------------------------

     1. IF YOU ARE AN ACTIVE EMPLOYEE OF UNION BANK OF CALIFORNIA, N.A. WHO HAS A UNION BANK OF CALIFORNIA 401(K) PLAN ACCOUNT BALANCE,

          o and YOU STILL HOLD SHARES of our common stock that you purchased from October 24, 2002 through October 23, 2003 (the Period) with salary deferral, or rollover or after-tax contributions in your 401(k) Plan account, then we will repurchase those shares in exchange for a cash deposit to your 401(k) Plan account in the amount of your original purchase price of those shares, plus interest, and the deposit will be invested in your 401(k) Plan account according to the same investment instructions you have on file with SelectBenefit.

               However, if the amount per share to be repurchased would be less than the fair market value of UnionBanCal Corporation common stock on the date the rescission offer expires, we will deem you to have rejected the offer.

          o and YOU SOLD SHARES of our common stock in the 401(k) Plan during the Period, that you purchased during the Period with salary deferral, or rollover or after-tax contributions, at a loss (resulting from a transfer from the UnionBanCal Corporation stock fund to another fund or to raise cash, a cash distribution from the 401(k) Plan, or taking a loan from the 401(k) Plan), then we will make a cash deposit to your 401(k) Plan account for the difference between (a) the original purchase price of those shares and (b) the sale price of those shares, plus interest, and the deposit will be invested in your 401(k) Plan account according to the same investment instructions you have on file with SelectBenefit.

          You may still hold some shares and have sold some shares, in which case both of the above situations will apply to you.

     2.   IF YOU ARE A FORMER EMPLOYEE WHO HAS A 401(K) PLAN ACCOUNT BALANCE,

          o and YOU STILL HOLD SHARES of our common stock that you purchased during the Period with salary deferral, or rollover or after-tax contributions in your 401(k) Plan account, then we will repurchase those shares in exchange for a cash deposit to your 401(k) Plan account in the amount of your original purchase price of those shares, plus interest, and the deposit will be invested in your 401(k) Plan account in the Money Market Selection.

               However, if the amount per share to be repurchased would be less than the fair market value of UnionBanCal Corporation common stock on the date the rescission offer expires, we will deem you to have rejected the offer.

          o and YOU SOLD SHARES during the Period, that you purchased during the Period with salary deferral, or rollover or after-tax contributions, at a loss (resulting from a transfer from the UnionBanCal Corporation stock fund to another fund or to raise cash, a cash distribution from the 401(k) Plan, or taking a loan from the 401(k) Plan), then we will make a cash deposit to your 401(k) Plan account for the difference between (a) the original purchase price of those shares and (b) the sale price of those shares, plus interest, and the deposit will be invested in your 401(k) Plan account in the Money Market Selection.

          You may still hold some shares and have sold some shares, in which case both of the above situations will apply to you.

     3.   IF YOU ARE A FORMER EMPLOYEE WHO NO LONGER HAS A 401(K) PLAN ACCOUNT,

          o and YOU TOOK A DISTRIBUTION OF OUR COMMON STOCK FROM THE 401(K) PLAN and requested that SelectBenefit send you stock certificates for the shares of our common stock you purchased during the Period and YOU STILL HOLD SOME OR ALL OF THE SHARES, then we will repurchase those shares in exchange for a cash payment directly to you for your original purchase price of those shares plus interest.

               However, if the amount per share to be repurchased would be less than the fair market value of UnionBanCal Corporation common stock on the date the rescission offer expires, we will deem you to have rejected the offer.

          o and YOU TOOK A DISTRIBUTION OF OUR COMMON STOCK FROM THE 401(K) PLAN and received stock certificates for the shares purchased during the Period and YOU HAVE SINCE SOLD THOSE SHARES AT A LOSS, then we will make a cash payment directly to you equal to the difference between (a) the original purchase price of those shares and (b) the sale price of those shares, plus interest.

          You may still hold some shares and have sold some shares, in which case both of the above situations will apply to you.


WHAT HAPPENS IF YOU REJECT THE RESCISSION OFFER?
------------------------------------------------


     There will be no change in your 401(k) Plan account. You do not need to take any action. The shares of UnionBanCal Corporation common stock will remain in your 401(k) Plan account and this rescission offer will not affect your ability to sell these shares or any of your rights as a UnionBanCal Corporation stockholder.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and our filings with the Securities and Exchange Commission
(SEC) include forward-looking information, which is subject to the "safe harbor" created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We may make forward-looking statements in other SEC filings, press releases, news articles, conference calls with Wall Street analysts and shareholders and when we are speaking on behalf of UnionBanCal Corporation. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Often, they include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." These forward-looking statements are intended to provide investors with additional information with which they may assess our future potential. All of these forward-looking statements are based on assumptions about an uncertain future and are based on information available at the date such statements are issued. We do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. There are numerous risks and uncertainties that could and will cause actual results to differ materially from those discussed in our forward-looking statements. Many of these factors are beyond our ability to control or predict and could have a material adverse effect on our stock price, financial condition, and results of operations or prospects. Such risks and uncertainties include, but are not limited to, the following factors: Adverse economic conditions in California, global political and general economic conditions related to the terrorist attacks on September 11, 2001, and their aftermath, the war in Iraq, adverse economic conditions affecting certain industries, including power companies and the airline industry, fluctuations in interest rates, the controlling interest in us of The Bank of Tokyo-Mitsubishi, Ltd. (BTM), which is a wholly owned subsidiary of Mitsubishi Tokyo Financial Group, Inc., competition in the banking industry, restrictions on dividends, adverse effect of current and future banking rules, regulations and legislation, and risks associated with various strategies we may pursue, including potential acquisitions, divestitures and restructurings.

                                  RISK FACTORS

     In deciding whether to accept or reject the rescission offer, you should consider the following risks in addition to the risks discussed in our periodic reports with the SEC, including our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003 under the caption "Certain Business Risk Factors," which are incorporated in this prospectus by reference, as well as the other matters discussed in this document.

RISKS RELATED TO THIS RESCISSION OFFER

     WE MAY CONTINUE TO HAVE POTENTIAL LIABILITY EVEN AFTER THIS RESCISSION OFFER IS MADE OWING TO OUR ISSUANCES OF SECURITIES IN POSSIBLE VIOLATION OF SECURITIES LAWS.

     The sales of shares of our common stock within the 401(k) Plan were not exempt from registration under federal securities laws. As a result, we may have failed to comply with the registration requirements of federal securities laws because we did not register these stock issuances under federal securities laws.

     We are making this  rescission  offer to all those  persons  who  purchased shares of common stock with salary deferral, or rollover or after-tax contributions within the 401(k) Plan from October 24, 2002 through October 23, 2003. The rescission offer is being made pursuant to a registration statement filed under the Securities Act of 1933. The federal securities laws do not expressly provide that a rescission offer will terminate a purchaser's right to rescind a sale of stock which was not registered under the federal securities laws as required. Accordingly, if any offerees reject or fail to respond to the rescission offer, we may continue to be potentially liable under the Securities Act to those offerees for the purchase price of their shares which may not have been issued in compliance with this Act. Based on our current estimates, we believe that any liability resulting from the failure to register the stock issuances subject to the rescission offer will not be material to our results of operations.

     YOUR FEDERAL RIGHT OF RESCISSION MAY NOT SURVIVE IF YOU AFFIRMATIVELY REJECT OR FAIL TO ACCEPT THE RESCISSION OFFER.

     If you affirmatively reject or fail to accept the rescission offer, it is unclear whether or not your federal right of rescission will remain preserved. The staff of the SEC takes the position that a person's federal right of rescission may survive the rescission offer. However, federal courts in the past have ruled that a person who rejects or fails to accept a rescission offer is precluded from later seeking similar relief.

                QUESTIONS AND ANSWERS ABOUT OUR RESCISSION OFFER

The questions and answers that follow are divided into six major sections:

     1.   How the Rescission Offer Works

     2.   Accepting the Rescission Offer

     3.   Rejecting the Rescission Offer

     4.   Effect of Accepting the Rescission Offer

     5. Special Information for Former Participants Who No Longer Have a 401(k) Plan Account

     6.   How to Get More Information


SECTION 1:  HOW THE RESCISSION OFFER WORKS

     Q1:  WHY IS UNIONBANCAL CORPORATION CONDUCTING THIS RESCISSION OFFER?

     A1: UnionBanCal Corporation is conducting this rescission offer because shares of UnionBanCal Corporation common stock that were purchased on your behalf with salary deferral, or rollover or after-tax contributions under the 401(k) Plan between October 24, 2002 through October 23, 2003 may not have been registered under the Securities Act of 1933 in a timely manner. We may be potentially liable under the Securities Act to 401(k) Plan participants for the purchase price of their UnionBanCal Corporation shares if those shares were not issued in compliance with the Securities Act, and we believe that this rescission offer will reduce our potential liability under the Securities Act. Additionally, on October 24, 2003, we registered the shares of UnionBanCal Corporation common stock to be purchased on your behalf in the future with salary deferral, or rollover or after-tax contributions under the 401(k) Plan from that date forward.

     Q2: DOES THE RESCISSION OFFER EXTEND TO SHARES THAT I PURCHASED OTHER THAN WITH SALARY DEFERRAL, ROLLOVER OR AFTER-TAX CONTRIBUTIONS OR OTHERWISE OUTSIDE OF THE 401(K) PLAN?

     A2: No. This rescission offer does not apply to shares of UnionBanCal Corporation common stock that you may have purchased with money other than salary deferral, or rollover or after-tax contributions or outside of the 401(k) Plan. For example, it does not extend to purchases you may have made through your broker, mutual funds, exercises of stock options or the dividend reinvestment plan.

     Q3: MAY I ACCEPT THE RESCISSION OFFER FOR ONLY A PORTION OF THE SHARES I OWN AND THAT WERE PURCHASED WITH MY SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS TO THE 401(K) PLAN BETWEEN OCTOBER 24, 2002 THROUGH OCTOBER 23, 2003?

     A3: No. If you accept the rescission offer, then you must accept the offer for all of the shares of UnionBanCal Corporation common stock that were purchased on your behalf with salary deferral, or rollover or after-tax contributions under the 401(k) Plan during this Period. See
          Section 4 of these Questions and Answers to understand how your acceptance of the rescission offer will affect you.


SECTION 2:  ACCEPTING THE RESCISSION OFFER

     Q4:  HOW DO I ACCEPT THIS RESCISSION OFFER?

     A4: If you are a current 401(k) Plan participant, or a former 401(k) Plan participant (or beneficiary) who received a distribution from the 401(k) Plan in the form of cash, you must complete and submit Acceptance Form A (Appendix A, page A-1), and we must receive it, by February 13, 2004 to accept the rescission offer.

          If you are a former 401(k) Plan participant (or beneficiary) who received a distribution from the 401(k) Plan in the form of UnionBanCal Corporation common stock, you must complete and submit the following forms and documentation, and we must receive them, by February 13, 2004:

          o    ACCEPTANCE FORM B (Appendix B, page B-1), and

          o One of the three following options, depending on your individual circumstances:

               1. The stock certificate (if you have not sold the shares that you received in the distribution), signed by the owner(s) with a Medallion Signature Guarantee or accompanied by a stock power with a Medallion Signature Guarantee;

               2. Documentation of the date and price of the sale of UnionBanCal Corporation common stock, such as a broker's confirmation (if you have sold all of the shares that you received in the distribution); or

               3. The stock certificate for the shares that you did not sell, signed by the owner(s) with a Medallion Signature Guarantee or accompanied by a stock power with a Medallion Signature Guarantee, AND documentation of the date and price of the sale of UnionBanCal Corporation common stock, such as a broker's confirmation (if you sold some, but not all, of the shares that you received in the distribution).

     Q5: MAY I STILL ACCEPT THIS RESCISSION OFFER IF I PREVIOUSLY HAVE SOLD SOME OR ALL OF THE SHARES OF UNIONBANCAL CORPORATION COMMON STOCK THAT WERE PURCHASED DURING THE PERIOD FROM OCTOBER 24, 2002 THROUGH OCTOBER 23, 2003?

     A5: Yes. If you have already sold some or all of the shares of UnionBanCal Corporation common stock that were purchased on your behalf with salary deferral, or rollover or after-tax contributions under the 401(k) Plan during the period from October 24, 2002 through October 23, 2003, and if you sold any of the shares for less than the purchase price, you may accept this rescission offer.

          The rescission offer is not applicable to the shares of UnionBanCal Corporation common stock that were purchased during this Period if the shares have been sold for more than the purchase price. However, if you have sold shares at a gain but have also sold shares at a loss, you may still accept the rescission offer with respect to the shares sold at a loss.

     Q6:  WHERE DO I SEND MY ACCEPTANCE OF THE RESCISSION OFFER?

     A6:  If ACCEPTANCE FORM A applies to you, send the required form to:

          Union Bank of California 401(k) Plan Rescission Offer
          655 North Central Avenue, Suite 2300
          Glendale, California 91203

          If ACCEPTANCE FORM B applies to you, send the form AND ALL OF THE REQUIRED DOCUMENTS to:

          Union Bank of California 401(k) Plan Rescission Offer
          655 North Central Avenue, Suite 2300
          Glendale, California 91203


          You must send your originally signed acceptance forms and other required documents by United States post or other recognized overnight mail delivery service. Employees of Union Bank of California, N.A., may also use interoffice mail. If you are sending us stock certificates, we strongly recommend that you send the acceptance form and accompanying documents by registered or certified mail with return receipt requested. We will not accept acceptance forms by fax.

          In order for your acceptance of the rescission offer to be considered, we must receive all required forms and documents no later than the close of business on February 13, 2004, the expiration date of the rescission offer.

     Q7:  WHAT IF I CHANGE MY MIND AFTER ACCEPTING THE RESCISSION OFFER?

     A7: You may not change your election to accept the rescission offer after the expiration date, February 13, 2004. However, if, prior to that date, you send your acceptance of the rescission offer and subsequently decide that you would prefer to reject the rescission offer, then you may reject the rescission offer by sending a written notice to:

          Union Bank of California 401(k) Plan Rescission Offer
          655 North Central Avenue, Suite 2300
          Glendale, California 91203

          Your rejection notice must include the plan name (Union Bank of California 401(k) Plan), your name, your social security number and a clear indication that you are rejecting the rescission offer and must be received at the above address no later than February 13, 2004.

     Q8:  What is the deadline for accepting the rescission offer?

     A8: We must RECEIVE your acceptance, including all completed and signed forms and supporting documentation, no later than the close of business on February 13, 2004. This deadline is not flexible. If you do not submit an acceptance of the offer, or if all forms and documentation required to accept the offer are not received, by February 13, 2004, then you will be automatically deemed to have rejected the rescission offer.

SECTION 3:  REJECTING THE RESCISSION OFFER

     Q9:  HOW DO I REJECT THE RESCISSION OFFER?

     A9: You need not do anything to reject the rescission offer. Simply let the offer expire. You need not contact us to reject the rescission offer.

     Q10: AM I OBLIGATED TO ACCEPT THE RESCISSION OFFER?

     A10: No. You are not obligated in any way to accept the rescission offer.

     Q11: WHAT ARE THE  CONSEQUENCES  TO ME IF I DO NOT  ACCEPT  THE  RESCISSION
          OFFER?

     A11: There will be no change in your  401(k)  Plan  account.  The shares of
          UnionBanCal Corporation common stock will remain in your 401(k) Plan account, and the rescission offer will not affect your ability to sell these shares or any of your rights as a stockholder of UnionBanCal Corporation (for example, your right to receive dividends declared by the Board of Directors, to vote your shares or to receive distributions in the event of liquidation of UnionBanCal Corporation).

SECTION 4:  EFFECT OF ACCEPTING THE RESCISSION OFFER

     Q12: WHAT WILL I RECEIVE IF I ACCEPT THE RESCISSION OFFER?

     A12: If you accept the rescission offer, and if you have not transferred the value of applicable UnionBanCal Corporation common stock to other investment funds under the 401(k) Plan (if you have made a transfer, see below), a two-step process will occur:

               First, your 401(k) Plan account will be reduced by the number of shares of UnionBanCal Corporation common stock that were purchased on your behalf with salary deferral, or rollover or after-tax contributions in the 401(k) Plan during the Period.

               Second, your 401(k) Plan account will be credited with an amount based on your purchase price of the applicable UnionBanCal Corporation common stock purchased, plus interest. The amount credited to your 401(k) Plan account will be reinvested pursuant to your current allocation election for new contributions.

     Q13: WHAT  WILL I RECEIVE  IF I  TRANSFERRED  THE VALUE OF THE  UNIONBANCAL
          CORPORATION COMMON STOCK PURCHASED DURING THE PERIOD TO OTHER INVESTMENT FUNDS UNDER THE 401(K) PLAN, SO THAT I NO LONGER HAVE UNIONBANCAL CORPORATION COMMON STOCK IN MY ACCOUNT?

     A13: If you  realized a gain upon the sale of all shares  purchased  during the Period, then you are not eligible to accept the rescission offer. If you realized losses upon the sale of some or all of the shares purchased during the Period, then if you accept the rescission offer, your 401(k) Plan account will be credited with an amount based on the price paid for the applicable UnionBanCal Corporation common stock, minus an amount attributable to the price at which you sold your shares for purposes of transferring the value of UnionBanCal Corporation common stock to other investment funds, plus interest. The amount credited to your 401(k) Plan account will be reinvested pursuant to your current allocation election for new contributions.

     Q14: WHAT  WILL  I  RECEIVE  IF I  TRANSFERRED  SOME  OF THE  VALUE  OF THE
          UNIONBANCAL CORPORATION COMMON STOCK TO OTHER INVESTMENT FUNDS UNDER THE 401(K) PLAN, BUT STILL HAVE SOME OF THE UNIONBANCAL CORPORATION COMMON STOCK IN MY 401(K) PLAN ACCOUNT?

     A14: If you accept the rescission  offer,  and if you transferred  some but not all of the value of the UnionBanCal Corporation common stock purchased during the Period with salary deferral, or rollover or after-tax contributions to other investment funds and the value per share that you would receive upon accepting the rescission offer is greater than the fair market value per share of UnionBanCal Corporation common stock on the date the rescission offer expires, then:

               First, your 401(k) Plan account will be reduced by the number of shares of applicable UnionBanCal Corporation common stock that remain in your 401(k) Plan account.

               Second, your 401(k) Plan account will be credited with an amount based on your purchase price of the applicable UnionBanCal Corporation common stock that you still hold on the date your acceptance of the rescission offer is processed, plus interest.

               Third, your 401(k) Plan account will be credited with an amount based on the purchase price paid for the applicable UnionBanCal Corporation common stock that you later transferred, minus an amount attributable to the price at which you transferred the UnionBanCal Corporation common stock to other investment funds, plus interest, but only if you realized a loss upon transfer.

               The  amount   credited  to  your  401(k)  Plan  account  will  be
               reinvested pursuant to your current allocation election for new contributions to the 401(k) Plan.


          However, if the repurchase price per share you would receive by accepting the rescission offer is less than the fair market value of UnionBanCal Corporation common stock on February 13, 2004, the expiration date of the rescission offer, your acceptance will be deemed rejected. See the answer to Question 15 below.

     Q15: WHAT WILL  HAPPEN IF I ACCEPT THIS  RESCISSION  OFFER BUT THE AMOUNT I
          WOULD RECEIVE FOR THE SHARES BY ACCEPTING THE RESCISSION OFFER IS LESS THAN THE FAIR MARKET VALUE OF UNIONBANCAL CORPORATION COMMON STOCK ON FEBRUARY 13, 2004, THE DAY OF EXPIRATION OF THE RESCISSION OFFER?

     A15: If you submit an acceptance of the rescission offer under these circumstances, your acceptance will be deemed rejected as of February 13, 2004. The shares of UnionBanCal Corporation common stock will remain in your 401(k) Plan account, and the rescission offer will not affect your ability to sell these shares.

          YOUR ACCEPTANCE OF THE RESCISSION OFFER, WHETHER OR NOT IT IS ULTIMATELY REJECTED, WILL CAUSE YOUR 401(K) PLAN ACCOUNT TO BE SUBJECT TO THE BLACKOUT PERIOD IMPOSED ON THE ACCOUNTS OF ALL PARTICIPANTS WHO ACCEPT THE RESCISSION OFFER, WHILE WE DETERMINE WHETHER YOUR ACCEPTANCE WILL BE ACCEPTED OR REJECTED. FOR MORE INFORMATION ABOUT THE BLACKOUT PERIOD, SEE THE ANSWER TO QUESTION 22 BELOW AND SEE THE SECTION TITLED "IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE UNION BANK OF CALIFORNIA 401(K) PLAN" STARTING ON PAGE 22.

     Q16: WHAT IF I TOOK A LOAN FROM THE 401(K) PLAN?

     A16: If you accept the rescission offer, the calculation that will take place will not differ if you took a loan from the 401(k) Plan. If you took a loan from the 401(k) Plan, and if UnionBanCal Corporation common stock was transferred out of your 401(k) Plan account to fund your loan, then that transaction (to the extent that it is related to salary deferral, or rollover or after-tax contributions) will be treated, for purposes of this rescission offer, like a transfer from UnionBanCal Corporation common stock to another investment fund under the 401(k) Plan. (See the answer to Question 13 above.)

          Similarly, if you took a loan from the 401(k) Plan out of your salary deferral, or rollover or after-tax contributions, and if you purchased shares of UnionBanCal Corporation common stock between October 24, 2002 through October 23, 2003 with your loan repayment withholdings, then those shares will be eligible for this rescission offer. If you have an outstanding loan from the 401(k) Plan, the amount that you are required to repay will not change as a result of your acceptance or rejection of this rescission offer.

     Q17: WHAT IS THE PRICE THAT UNIONBANCAL CORPORATION WILL PAY FOR THE SHARES
          THAT WERE PURCHASED ON MY BEHALF WITH SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS UNDER THE 401(K) PLAN BETWEEN OCTOBER 24, 2002 THROUGH OCTOBER 23, 2003?

     A17: The price that UnionBanCal Corporation will pay if you accept the rescission offer is based on a calculation of the price at which the purchases of UnionBanCal Corporation common stock were made on your behalf with salary deferral, or rollover or after-tax contributions in the 401(k) Plan.


          The "first in-first out" (FIFO) method, an accounting method, will be used to calculate this price. This FIFO calculation means that the first shares you purchased under the 401(k) Plan during this period will be the first shares we will buy back in the rescission offer and so on until we have repurchased all of the shares that you purchased during the period. If you currently have an account in the 401(k) Plan but have already directed or caused the sale of some or all of the UnionBanCal Corporation common stock in your 401(k) Plan account at a price less than the price you paid (calculated on a FIFO basis), if you accept the rescission offer, the trustee may receive for your 401(k) Plan account an amount equal to the price paid on a FIFO calculation basis for such UnionBanCal Corporation common stock sold, less the sale proceeds, plus interest.

     Q18: HOW WILL INTEREST BE CALCULATED?

     A18: Interest will be paid to you at an annual rate of 7%. Interest will be calculated based on the time period from the date that the shares were purchased on your behalf with salary deferral, or rollover or after-tax contributions in the 401(k) Plan through the date proceeds from the rescission offer are credited to the 401(k) Plan or otherwise credited to you.

     Q19: WHEN WILL PROCEEDS FROM THE RESCISSION OFFER BE CREDITED TO ME?

     A19: If you accept the rescission offer, the proceeds to which you are entitled will be credited to you in your 401(k) Plan account (if you are a current 401(k) Plan participant or if you took a distribution other than in UnionBanCal Corporation common stock) or paid in cash to you or your designee as soon as administratively feasible and in any case no later than 5 business days after February 13, 2004, the deadline for accepting this rescission offer.

     Q20: CAN I TAKE A  DISTRIBUTION  OF THE AMOUNT  CREDITED  TO MY 401(K) PLAN
          ACCOUNT?

     A20: Yes, if you are otherwise eligible for a distribution under the terms of the 401(k) Plan. You are generally eligible for a distribution from the 401(k) Plan if you are no longer employed by Union Bank of California, N.A.

     Q21: WHAT ARE THE TAX CONSEQUENCES IF I ACCEPT THE RESCISSION OFFER?

     A21: The tax consequences to you depend on your specific circumstances, including whether you currently participate in the 401(k) Plan, and if you do not, whether you took a distribution from the 401(k) Plan in cash or in the form of shares of our common stock.

          o If you are a current participant in the 401(k) Plan and have a 401(k) Plan account, in general, your acceptance of the rescission offer, your sale to UnionBanCal Corporation of common stock and your receipt of any funds in the 401(k) Plan pursuant to your acceptance of the rescission offer will not be taxable events. This is because all funds we pay as a result of your acceptance of the rescission offer will be paid to the 401(k) Plan trustee and not directly to you. However, upon any later distribution of funds from your 401(k) Plan account, the distributed funds (including amounts attributable to the rescission offer) generally will be taxable as ordinary income.

               Special rules may apply if a portion of your 401(k) Plan account is invested in UnionBanCal Corporation common stock and you receive our common stock as part of a lump sum distribution, or if our stock is attributable to your after-tax contributions to the 401(k) Plan. A 10% federal income tax penalty may be imposed in cases of some early distributions from the 401(k) Plan and we may have to withhold income taxes on any subsequent distribution to you. See "Federal Income Tax Effects of the Rescission Offer" for more information.

          o If you are a former participant in the 401(k) Plan and you took a distribution in shares of our stock and rolled that distribution over into an IRA or another tax-qualified retirement plan (where those shares now are held), your acceptance or rejection of the rescission offer, your sale to UnionBanCal Corporation of common stock and your receipt of any funds pursuant to your acceptance of the rescission offer will not be taxable events if you direct the payment of the funds you would receive from us to your IRA or other tax-qualified plan. However, upon any later distribution of funds from, for instance, an IRA or retirement plan, those distributed funds (including amounts attributable to the rescission offer) generally will be taxable to you as ordinary income.

          o If you are a former participant in the 401(k) Plan and you took a distribution in shares of our stock and did not roll them over to an IRA or other tax-qualified retirement plan, all funds we pay to repurchase shares of UnionBanCal Corporation common stock that you now own or previously sold, including interest, will be treated as a taxable redemption of stock. That redemption may be treated as a sale or exchange or as a dividend for federal income tax purposes depending on the application of the tax rules to your individual circumstances. You should consult with your own tax adviser with regard to the tax treatment of such a distribution to you. See the answer to Question 23 - "What will I receive if I no longer have a 401(k) Plan account and took my distribution in the form of shares of UnionBanCal Corporation common stock?"

          o If you are a former participant in the 401(k) Plan and you did not take shares of our stock as part of your distribution, then all funds we pay as a result of your acceptance of the rescission offer, including interest, will not be taxable to you on your acceptance of the rescission offer. This is because all funds we pay as a result of your acceptance of the rescission offer will be paid to a new 401(k) Plan account established on your behalf. However, upon any later distribution of funds from your new 401(k) Plan account, such distributed funds generally will be taxed to you as ordinary income.

          Please see the section of this prospectus titled "Federal Income Tax Effects of the Rescission Offer" for more information. You should consult with your own tax adviser to understand fully the tax consequences of the rescission offer to you.

     Q22: IF I ACCEPT  THE  RESCISSION  OFFER,  WILL  ACCESS TO MY  401(K)  PLAN
          ACCOUNT BE "BLACKED OUT" FOR ANY PERIOD?

     A22: If you  accept  the  rescission  offer,  then for a limited  time (not longer than 5 business days) after the expiration of the rescission offer you will be temporarily unable to transfer assets held in your 401(k) Plan account. In addition, you will be temporarily unable to obtain a loan or a distribution from the 401(k) Plan during this period. This will not affect your ability to allocate ongoing contributions to UnionBanCal Corporation common stock or other investment funds under the 401(k) Plan. This period, during which you will be unable to exercise these rights otherwise available to you under the 401(k) Plan, is called a "blackout period."

          The blackout period for the 401(k) Plan will begin on February 13, 2004 and is expected to end once UnionBanCal Corporation determines whether you are eligible or ineligible to participate in the rescission offer and, if you are eligible, after we calculate and deposit the proceeds for the rescission offer. We currently anticipate this to be not later than February 23, 2004, which is 5 business days after the expiration of the rescission offer. You may call us, without charge, during this time for information about the actual end date of the blackout period, at (866) 468-9669 between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time), Monday through Friday.

          For more information about the blackout period, please see the section titled "Important Notice Concerning Your Rights under the Union Bank of California 401(k) Plan" starting on page 22.

SECTION 5: SPECIAL INFORMATION FOR FORMER PARTICIPANTS WHO NO LONGER HAVE A 401(K) PLAN ACCOUNT


     Q23: WHAT WILL I RECEIVE IF I NO LONGER HAVE A 401(K) PLAN ACCOUNT AND TOOK
          MY DISTRIBUTION IN THE FORM OF SHARES OF UNIONBANCAL CORPORATION COMMON STOCK?

     A23: Since you took a distribution from the 401(k) Plan in the form of common stock, you may have special tax considerations-referred to as "Net Unrealized Appreciation" or "NUA"-that apply to any sale of your UnionBanCal Corporation common stock. ACCORDINGLY, YOU ARE STRONGLY ADVISED TO CONSULT WITH YOUR TAX ADVISER BEFORE ACCEPTING THIS RESCISSION OFFER.

          If you accept the rescission offer, a two-step process will occur:

               First, you will tender the shares acquired during the Period with salary deferral, or rollover or after-tax contributions to UnionBanCal Corporation. Specifically, you will give the stock certificate (or other evidence of stock ownership, as explained in the instructions to accepting the rescission offer) to UnionBanCal Corporation as part of your acceptance of this rescission offer. After you tender your shares, you will no longer own the shares of UnionBanCal Corporation common stock.

               Second, we will pay all funds directly to you or to your Individual Retirement Account (IRA) or other qualified plan as you direct on Acceptance Form B.

     Q24: WHAT WILL I RECEIVE IF I NO LONGER HAVE A 401(K) PLAN ACCOUNT AND TOOK
          MY PLAN DISTRIBUTION IN THE FORM OF SHARES OF UNIONBANCAL CORPORATION COMMON STOCK, AND HAVE SINCE SOLD THE SHARES AT A LOSS?

     A24: If you accept the rescission offer and provide  evidence  satisfactory to UnionBanCal Corporation of the sale of the UnionBanCal Corporation common stock acquired during the Period (such as a broker's confirmation), then we will pay all funds directly to you or to your IRA or other qualified plan as you direct on Acceptance Form B.

     Q25: WHAT WILL I RECEIVE IF I NO LONGER HAVE A 401(K) PLAN ACCOUNT, AND DID
          NOT  TAKE  UNIONBANCAL   CORPORATION   COMMON  STOCK  AS  PART  OF  MY
          DISTRIBUTION?

     A25: If you  accept the  rescission  offer and if  UnionBanCal  Corporation common stock was purchased on your behalf with salary deferral, or rollover or after-tax contributions under the 401(k) Plan during the period from October 24, 2002 through October 23, 2003, then a new 401(k) Plan account will be established on your behalf. An amount based on the purchase price paid for the shares of UnionBanCal Corporation common stock purchased on your behalf with salary deferral, or rollover or after-tax contributions, minus an amount attributable to the price at which you sold your shares for purposes of transferring the value of UnionBanCal Corporation common stock to other investment funds or to raise cash for distribution, plus interest, will be credited to your new account, if the sale of any of your shares was at a loss. The amount will be invested in your 401(k) Plan account in the Money Market Selection until you take action to reinvest those proceeds in one or more of the investment funds offered under the 401(k) Plan and/or until your proceeds are distributed from the 401(k) Plan.

     Q26: CAN I TRANSFER  THE AMOUNT  CREDITED TO MY NEW 401(K) PLAN ACCOUNT OUT
          OF THE MONEY MARKET SELECTION TO ANOTHER INVESTMENT FUND OFFERED BY THE 401(K) PLAN?

     A26: Yes. Once a new 401(k) Plan account is established on your behalf, you will have the opportunity to transfer money among the 401(k) Plan investment funds just like any other participant in the 401(k) Plan.

SECTION 6:  HOW TO GET MORE INFORMATION

     You may call (866) 468-9669 between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time), Monday through Friday, with any questions concerning the rescission offer. We will be unable to answer any questions regarding tax advice, and accordingly, you should consult with your tax adviser regarding the tax consequences of the rescission offer to you.

                                    REMEMBER

             YOUR ACCEPTANCE MUST BE RECEIVED BY FEBRUARY 13, 2004.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy materials that we have filed with the SEC, including the registration statement of which this prospectus is a part, at the SEC public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

     Our common stock is listed on the New York Stock Exchange (NYSE) under the symbol "UB," and our SEC filings can also be read at the NYSE, located at 20 Broad Street, New York, New York 10005.

     Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

                           INCORPORATION BY REFERENCE


     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below that we have filed or may file with the SEC (File No. 001-15081):

     o Our Annual Report on Form 10-K for the year ended December 31, 2002 (as amended) and our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2003;

     o Our Current Reports on Form 8-K dated January 7, October 1, December 3, and December 8, 2003;

     o Our Proxy Statement filed on March 20, 2003 for the Annual Meeting of Shareholders held on April 23, 2003; and

     o Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the offered securities to which this prospectus (and any accompanying prospectus supplement) relates are sold or the offering is otherwise terminated.


     You may request a copy of these filings, at no cost, by writing to us at the following address or telephoning us at (415) 765-2969 between the hours of 9:00 a.m. and 5:00 p.m. (Pacific Time), Monday through Friday:

     Investor Relations
     UnionBanCal Corporation
     400 California Street
     San Francisco, California 94104

                                   THE COMPANY

     We are a California-based commercial bank holding company. Our principal subsidiary is Union Bank of California, N.A., which at September 30, 2003 was the fourth largest commercial bank in California, based on both total assets and total deposits in California. Having roots as far back as 1864, we are among the oldest banks on the West Coast. We currently have 278 banking offices in California, 4 banking offices in Oregon and Washington, and 20 international banking facilities. We and our banking subsidiary were created on April 1, 1996, by the combination of Union Bank with BanCal Tri-State Corporation and its banking subsidiary, The Bank of California, N.A. The combination was accounted for as a reorganization of entities under common control, similar to a pooling of interests. We were originally formed as a California corporation. Effective September 30, 2003, we reincorporated as a Delaware corporation. As of September 30, 2003, The Bank of Tokyo-Mitsubishi, Ltd., or "BTM," owned approximately 63% of our common stock.

     We provide a wide range of financial services to retail customers, small businesses, middle-market companies and major corporations. These services include offering a variety of personal and commercial financial products and services, including consumer and small-business lending, corporate and international lending and cash management, treasury, trust and investment advisory services. Most of our customers are located in California, the nation's most populous state with over 35 million residents.

     As of September 30, 2003, our total assets were $42.6 billion, total deposits were $36.0 billion and total shareholders' equity was $3.7 billion. Our net income for the nine months ended September 30, 2003 was $435.3 million, and net income per diluted share was $2.87.

                              THE RESCISSION OFFER

BACKGROUND AND REASONS FOR THE RESCISSION OFFER

     The Union Bank of California 401(k) Plan is a defined contribution plan that is intended to be tax-qualified and tax-exempt under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended. The purpose of the 401(k) Plan is to provide a voluntary, systematic method for an eligible participant to save a specified percentage of his or her eligible compensation for retirement and to defer federal income tax and, where allowed, state, county and city income taxes, on such compensation, together with discretionary matching contributions made by Union Bank of California, N.A.

     Contributions are held in a trust fund maintained for the benefit of participants in the 401(k) Plan. Currently, under the 401(k) Plan, a participant has the right to decide how to invest these contributions. There are currently 11 different investment choices under the 401(k) Plan. A participant must indicate the percentage of his or her contribution to be allocated to each investment choice.

     We are required to register under the Securities Act of 1933 shares of our common stock that the trustee purchases for the 401(k) Plan on behalf of participants with their salary deferral, or rollover or after-tax contributions because, although shares are purchased at the direction of plan participants by the agent independent of the issuer for the trustee, the 401(k) Plan is an affiliate of UnionBanCal Corporation. In late September 2003, during due diligence reviews of our employee benefits plans and registration statements undertaken in connection with a pending acquisition transaction and our reincorporation from California to Delaware, we determined that the number of shares of our common stock that had been issued to date under the 401(k) Plan had exceeded the number of shares registered under the existing registration statement covering the 401(k) Plan.

     Although all of the purchases by the trustee between October 24, 2002 through October 23, 2003 were made in a manner consistent with the 401(k) Plan and the investment elections of the 401(k) Plan participants, we have determined that up to 450,775 shares of our common stock that the trustee purchased during this period may not have been registered for sale by UnionBanCal Corporation in a timely manner in accordance with the Securities Act.

     The purpose of this registration is to help ensure that 401(k) Plan participants have information to enable them to make an informed decision about investing in our common stock. This registration requirement applies even though 401(k) Plan participants already have access to information about our common stock via the Internet and through our periodic reports filed with the SEC.

     For federal securities law purposes, neither acceptance nor rejection of the rescission offer will terminate your right as a current or former 401(k) Plan participant to bring a civil action for failure to register the UnionBanCal Corporation common stock described above under the Securities Act before expiration of the applicable statute of limitations. We believe that the applicable statute of limitations under the Securities Act for enforcement of your rights in connection with our failure to register the UnionBanCal Corporation common stock purchased by the trustee during the period from October 24, 2002 through October 23, 2003 is one year after the date that the common stock was allocated to your account in violation of the federal securities registration requirements. We intend to assert, among other defenses, in any litigation initiated by a person eligible to participate in this rescission offer who accepts or rejects (or is deemed to reject) the rescission offer, that such person is estopped (that is, legally barred) from asserting such claims.

     The shares of UnionBanCal Corporation common stock which are the subject of this rescission offer have now been registered under the Securities Act of 1933 by virtue of the registration statement of which this prospectus is a part. We believe that these shares (as well as other shares acquired by participants of the 401(k) Plan) are transferable by plan participants in the ordinary course, subject to restrictions on trading by officers which may be applicable from time to time (as in the case of UnionBanCal Corporation's customary officer and director "blackout" periods). These shares also entitle the holders to all of the rights and privileges available to UnionBanCal Corporation stockholders.

TERMS OF THE RESCISSION OFFER

     If you currently have an account in the 401(k) Plan and you elected to allocate or transfer some or all of your salary deferral, or rollover or after-tax contributions to the 401(k) Plan to the purchase of our common stock at any time from October 24, 2002 through October 23, 2003 and if you continue to hold some or all of these shares, you may direct the trustee to sell all of the UnionBanCal Corporation common stock purchased on your behalf with salary deferral, or rollover or after-tax contributions during that Period to us at the price you paid on a "first in-first out" (FIFO) calculation basis for the UnionBanCal Corporation common stock, plus interest. This FIFO calculation means that the first shares you purchased under the plan during this Period will be the first shares we will buy back in the rescission offer and so on until we have repurchased all of the shares that you purchased during the Period. If you currently have an account in the 401(k) Plan but have already directed or caused the sale of some or all of such UnionBanCal Corporation common stock in the 401(k) Plan at a price less than the price paid (calculated on a FIFO basis), the trustee may receive for your 401(k) Plan account an amount equal to the price paid on a FIFO calculation basis for such UnionBanCal Corporation common stock sold, less the sale proceeds, plus interest. After our timely receipt of a properly completed and signed Acceptance Form A (APPENDIX A) and following completion of the rescission offer period, the trustee will reinvest the proceeds from the rescission offer in your 401(k) Plan account in accordance with your most recent allocation election for new contributions, except that if you are no longer a Union Bank of California, N.A. employee but still have an account in the 401(k) Plan, the trustee will reinvest the proceeds in the Money Market Selection.

     If you no longer have an account in the 401(k) Plan and have received a distribution of the UnionBanCal Corporation common stock from the 401(k) Plan purchased on your behalf with salary deferral, or rollover or after-tax contributions during the relevant time period, you are entitled to obtain relief on the above terms. You will need to complete and return a properly completed and signed Acceptance Form B (APPENDIX B).

     If you no longer have an account in the 401(k) Plan and you did not take a distribution from your 401(k) Plan account in the form of shares of UnionBanCal Corporation common stock, then all funds we pay as a result of your acceptance of the rescission offer, including interest, will be paid to a new 401(k) Plan account established on your behalf. You should use Acceptance Form A (APPENDIX
A) to accept the rescission offer. The amount will be invested in your 401(k) Plan account in the Money Market Selection until you take action to reinvest those proceeds in one or more of the investment funds offered under the 401(k) Plan and/or until your proceeds are distributed from the 401(k) Plan.

     Interest to be paid on the amounts described above will be calculated, in the case of shares of UnionBanCal Corporation common stock repurchased by us, for the period from the date of purchase by you through the 401(k) Plan to the date that proceeds of the rescission offer are credited to the 401(k) Plan.

     In the case of reimbursement for a sale at a loss, interest to be paid on the amounts described above will be calculated for the period from the date of purchase of the shares by you through the 401(k) Plan until the date of sale of such shares. Interest also will be paid on the loss realized from the date of sale of such shares through the date on which the proceeds of the rescission offer are deposited to the 401(k) Plan trust on your behalf.

     The interest rate to be paid is 7% per annum. Federal law does not mandate that interest be paid in this rescission offer nor does it provide a specific interest rate to be used in this regard. However, most states require interest be paid in connection with offerings comparable to our rescission offer at defined statutory rates. A large percentage of the persons that are eligible to accept our rescission offer resided in California, where the applicable statutory interest rate is currently 7% per annum. In the absence of a required federal rate of interest and based on the large concentration of rescission offerees residing in California, we have elected to provide for an interest rate of 7% per annum, from the date of purchase or sale at a loss (as provided above) through the date your 401(k) Plan account is credited.

     The rescission offer will expire at the close of business on February 13, 2004, the expiration date, which is 30 days from the date of this prospectus. That is, we must receive your acceptance in good order no later than this date.

     Neither we nor any of our officers and directors may make any recommendations to any person with respect to our rescission offer. We urge you to read this prospectus carefully and to make an independent evaluation with respect to our rescission offer. We also urge you to consult with your advisers before accepting or rejecting our rescission offer.

HOW TO ACCEPT OR REJECT THE RESCISSION OFFER

     YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER. Acceptance of the rescission offer is optional for each current or former 401(k) Plan participant who holds or held shares of UnionBanCal Corporation common stock in the 401(k) Plan purchased on their behalf with salary deferral, or rollover or after-tax contributions during the period from October 24, 2002 through October 23, 2003. If you elect to accept the rescission offer, your acceptance must be received in good order at the following applicable address:

          If Acceptance Form A applies to you, send the required form to:

               Union Bank of California 401(k) Plan Rescission Offer 655 North Central Avenue, Suite 2300
               Glendale, California 91203

          If Acceptance Form B applies to you, send the form AND ALL OF THE REQUIRED DOCUMENTS to:

               Union Bank of California 401(k) Plan Rescission Offer 655 North Central Avenue, Suite 2300
               Glendale, California 91203

We suggest that you send the form and accompanying documents by registered or certified mail with return receipt requested.

     IF YOUR ACCEPTANCE OF THE RESCISSION OFFER IS NOT RECEIVED IN GOOD ORDER BY THE CLOSE OF BUSINESS ON FEBRUARY 13, 2004, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

     We reserve the absolute right to reject any and all surrenders of Acceptance Forms that are not in proper form or otherwise not valid or the acceptance of which would be, given the advice of our counsel, unlawful. Our interpretation of the terms and conditions of the rescission offer will be final and binding.

QUESTIONS ABOUT THE RESCISSION OFFER

     If you have questions about the rescission offer, you may call (866) 468-9669 between 9:00 a.m. and 5:00 p.m. (Pacific Time), Monday through Friday.

USE OF STOCK REPURCHASED BY UNIONBANCAL CORPORATION IN THE RESCISSION OFFER

     The shares of our common stock repurchased in the rescission offer, if any, will become treasury shares.

FUNDING THE RESCISSION OFFER

     We do not believe that, based on our current estimates, the amount required to fund payments under the rescission offer will be material to our financial position or results of operations.

ACCOUNTING FOR THE RESCISSION OFFER

     UnionBanCal Corporation intends to account for the rescission offer by recording the fair market value of the shares purchased as treasury stock based on the quoted market price at the close of business on the day the rescission offer expires. Any amounts paid pursuant to the rescission offer in excess of the fair market value of the shares purchased will be recorded as compensation expense included in non-interest expense in UnionBanCal Corporation's consolidated statement of operations.

               FEDERAL INCOME TAX EFFECTS OF THE RESCISSION OFFER


     This section discusses material U.S. federal income tax considerations relating to the rescission offer. The discussion does not deal with all of the U.S. federal income tax consequences of our rescission offer that may be relevant to persons in light of their particular circumstances or to persons subject to special tax rules. The discussion assumes that a person who is holding shares of UnionBanCal Corporation common stock outside of the 401(k) Plan holds such shares as capital assets and that a person who previously held shares of UnionBanCal Corporation common stock outside of the 401(k) Plan and sold them also held such shares as capital assets. The federal income tax laws applicable to the rescission offer discussed herein are based on the structure of the rescission offer. The Internal Revenue Service is not precluded from asserting a position contrary to that summarized in this discussion or from otherwise recharacterizing the transaction in whole or in part.

CURRENT PARTICIPANTS IN 401(K) PLAN

     If you are a current participant in the 401(k) Plan and have a 401(k) Plan account, all funds we pay as a result of your acceptance of the rescission offer will be paid to the 401(k) Plan trustee and not directly to you. Such funds will be allocated to your account in the 401(k) Plan and invested in accordance with your current investment directions, until you receive a distribution from the 401(k) Plan. Your acceptance or rejection of the rescission offer, your sale to UnionBanCal Corporation of common stock and your receipt of any funds in the 401(k) Plan pursuant to your acceptance of the rescission offer will not be taxable events. However, upon any later distribution of funds from your 401(k) Plan account, such distributed funds (including amounts attributable to the rescission offer) generally will be taxable to you (or your beneficiary, if applicable) as ordinary income.

     Special rules may apply if any portion of your 401(k) Plan account is invested in UnionBanCal Corporation common stock and you receive such common stock as part of any lump sum distribution, or if such stock is attributable to your after-tax contributions to the 401(k) Plan. In that case, you may have the option of not paying tax on the "net unrealized appreciation" of the common stock until you sell such common stock. Net unrealized appreciation generally is the increase in the value of the UnionBanCal Corporation common stock while it was held by the 401(k) Plan in excess of the 401(k) Plan's tax basis in such stock. An amount equal to the 401(k) Plan's tax basis will be taxable to you as ordinary income, except to the extent attributable to your after-tax contributions.

     A 10% federal income tax penalty may be imposed in cases of some early distributions from the 401(k) Plan. Additionally, UnionBanCal Corporation may have to withhold income taxes on any subsequent distribution to you. You may be able to defer current taxation (and the 10% income tax penalty on early distribution) by rolling over the 401(k) Plan amounts distributed to you to an individual retirement account (IRA) or another tax-qualified retirement plan.

FORMER PARTICIPANTS IN 401(K) PLAN WHO RECEIVED STOCK AND ROLLED OVER THEIR DISTRIBUTION TO AN IRA OR OTHER QUALIFIED PLAN

     If you are a former participant in the 401(k) Plan but no longer have a 401(k) Plan account, and you took a distribution of your 401(k) Plan account in the form of shares of UnionBanCal Corporation common stock and rolled that distribution over (directly or indirectly) into an IRA or another tax-qualified retirement plan (where they now are held), all funds we pay as a result of your acceptance of the rescission offer will be paid to you or to your IRA or other qualified plan as you direct on Acceptance Form B. Your acceptance or rejection of the rescission offer, your sale to UnionBanCal Corporation of common stock and your receipt of any funds pursuant to your acceptance of the rescission offer will not be taxable events if you direct the distribution to your IRA or other qualified plan. However, upon any later distribution of funds from, for instance, an IRA or retirement plan, those distributed funds (including amounts attributable to the rescission offer) generally will be taxable to you (or your beneficiary, if applicable) as ordinary income.

FORMER PARTICIPANTS IN 401(K) PLAN WHO RECEIVED A DISTRIBUTION

     If you are a former participant in the 401(k) Plan but no longer have a 401(k) Plan account, and you took a distribution of your 401(k) Plan account in the form of shares of UnionBanCal Corporation common stock (which was not rolled over to an IRA or other tax-qualified retirement plan), all funds we pay to repurchase shares of UnionBanCal Corporation common stock that you now own or previously sold, including interest, will be paid directly to you. If you are a former participant in the 401(k) Plan but no longer have a 401(k) Plan account, and you did not take a distribution from your 401(k) Plan account in the form of shares of UnionBanCal Corporation common stock, then all funds we pay as a result of your acceptance of the rescission offer, including interest, will be paid to a new 401(k) Plan account established on your behalf. All amounts paid to the 401(k) Plan on your behalf will not be taxable to you on your acceptance of the rescission offer. However, upon any later distribution of funds from your new 401(k) Plan account, such distributed funds generally will be taxed to you (or your beneficiary, if applicable) as ordinary income as described above. You may be able to defer current taxation (and the 10% federal income tax penalty on early distributions) by rolling over the 401(k) Plan amounts distributed to you to an IRA or another tax-qualified retirement plan.


     Any amount we pay you to purchase UnionBanCal Corporation common stock that you now own should be treated as a taxable redemption of stock. That redemption may be treated as a sale or exchange or as a dividend for federal income tax purposes depending on the application of the tax rules to your individual circumstances. You should consult with your own tax adviser with regard to the tax treatment of such a distribution to you.

     Any amount you receive with respect to any shares of UnionBanCal Corporation common stock that you took in a distribution from the 401(k) Plan and previously sold will be capital gain to you to the extent of any losses you incurred on such prior sales, although any payment in excess of such prior losses may be taxable as ordinary income. To the extent the payment is treated as capital gain, such gain should be short-term or long-term depending on your holding period for the shares at the time you sold them.

     The foregoing is only a summary of the federal income tax consequences that may be applicable to you in connection with the rescission offer and does not purport to be a complete description of your particular tax consequences, including state income taxes and penalties. You should consult with your own tax adviser with regard to the tax consequences of the rescission offer and any subsequent distribution from the 401(k) Plan.

                                 USE OF PROCEEDS

     We will receive no cash proceeds from the rescission offer. The UnionBanCal Corporation common stock was originally purchased in brokerage transactions on the open market for which we did not receive any proceeds.

                IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE
                      UNION BANK OF CALIFORNIA 401(K) PLAN

     THIS NOTICE IS INTENDED TO COMPLY WITH THE REQUIREMENTS OF DEPARTMENT OF LABOR FINAL REGULATION RELATING TO NOTICE OF BLACKOUT PERIODS TO PARTICIPANTS AND BENEFICIARIES (29 C.F.R. SS. 2520) TO THE EXTENT SUCH REQUIREMENTS APPLY TO THIS RESCISSION OFFER. ACCORDINGLY, THIS NOTICE IS INTENDED TO INFORM AFFECTED PARTICIPANTS (AND BENEFICIARIES) OF THE 401(K) PLAN OF A "BLACKOUT PERIOD" DURING WHICH THEIR RIGHT TO DIRECT OR DIVERSIFY CERTAIN INVESTMENTS MAY BE TEMPORARILY SUSPENDED IF THEY ACCEPT THE RESCISSION OFFER.

     UnionBanCal Corporation will be conducting a rescission offer with respect to shares of UnionBanCal Corporation common stock that were purchased on your behalf with salary deferral, or rollover or after-tax contributions, as a current or former participant in the Union Bank of California 401(k) Plan during the time period from October 24, 2002 through October 23, 2003. The rescission offer, as detailed in the accompanying prospectus, is being conducted because such shares of UnionBanCal Corporation common stock may not have been properly registered under the Securities Act of 1933.

     This notice is to inform you that if you accept the rescission offer, THEN FOR THE LIMITED TIME PERIOD NOT LONGER THAN 5 BUSINESS DAYS AFTER THE EXPIRATION OF THE RESCISSION OFFER YOU WILL BE TEMPORARILY UNABLE TO TRANSFER ASSETS HELD IN YOUR 401(K) PLAN ACCOUNT. In addition, you will be temporarily unable to obtain a loan or a distribution (including a hardship withdrawal) from the 401(k) Plan during this period. This will not affect your ability to allocate ongoing contributions to UnionBanCal Corporation common stock or other investment funds under the 401(k) Plan. This period, during which you will be unable to exercise these rights otherwise available to you under the 401(k) Plan, is called a "blackout period." Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

     If you accept the rescission offer, the blackout period for the 401(k) Plan will begin on February 13, 2004 and is expected to end once UnionBanCal Corporation deposits the proceeds for the rescission offer, currently anticipated to be not later than February 23, 2004, which is 5 business days after the expiration of the rescission offer. You may call us, without charge, during this time for information about the actual end date of the blackout period, at the telephone number listed below.

     During the blackout period, you will not have the ability to diversify-as explained above-the assets held in your 401(k) Plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments, as well as your acceptance of the rescission offer, in light of your limited ability to diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all of your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

     If you have  any  questions  concerning  this  notice,  please  call  (866)
468-9669.

                                  LEGAL MATTERS


     The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Pillsbury Winthrop LLP, San Francisco, California.


                                     EXPERTS


     The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated in this prospectus by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to a change in method of accounting for previously recognized goodwill and other intangible assets), and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                   APPENDIX A

                                ACCEPTANCE FORM A

ACCEPTANCE FORM A APPLIES TO ALL PARTICIPANTS IN THE UNION BANK OF CALIFORNIA 401(K) PLAN WHO

     o PURCHASED SHARES DURING THE RELEVANT PERIOD WITH SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS IN THEIR 401(K) PLAN ACCOUNT AND CONTINUE TO HOLD SHARES IN THE 401(K) PLAN,

     o PURCHASED SHARES DURING THE RELEVANT PERIOD WITH SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS IN THEIR 401(K) PLAN ACCOUNT AND SOLD THOSE SHARES AT A LOSS, AND/OR

     o PURCHASED SHARES DURING THE RELEVANT PERIOD WITH SALARY DEFERRAL, OR ROLLOVER OR AFTER-TAX CONTRIBUTIONS IN THEIR 401(K) PLAN ACCOUNT AND HAVE TAKEN A DISTRIBUTION OUT OF THE 401(K) PLAN RELATING TO THOSE SHARES BUT DID NOT TAKE A DISTRIBUTION IN THE FORM OF STOCK.

                         RESCISSION OFFEREE'S ACCEPTANCE

                             OF THE RESCISSION OFFER

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SIGN AND RETURN THIS FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER. IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE SIGN AND RETURN THIS FORM AND ENSURE ITS RECEIPT BY FEBRUARY 13, 2004, ACCORDING TO THE INSTRUCTIONS BELOW.

                                ________________

                              DIRECTIONS TO TRUSTEE

Union Bank of California 401(k) Plan Recission Offer
655 North Central Avenue, Suite 2300
Glendale, CA 91203

Dear Sir or Madam:


     The undersigned has received a prospectus dated January 14, 2004, of UnionBanCal Corporation (the "Company") (the "Prospectus"), pursuant to which the Company offers to rescind (the "Rescission Offer") purchases by the trustee of the Union Bank of California 401(k) Plan (the "401(k) Plan") of shares of common stock (the "Common Stock") of the Company from October 24, 2002 through October 23, 2003, made on behalf of the undersigned with salary deferral, or rollover or after-tax contributions within the 401(k) Plan (the "Shares").

     These Instructions will instruct Union Bank of California, as Trustee of the Plan (the "Trustee"), to tender unconditionally the Shares held by the Trustee for the undersigned's 401(k) Plan account upon the terms and subject to the conditions set forth in the Prospectus.

     I HEREBY ACCEPT THE RESCISSION OFFER FOR THE SHARES AND DIRECT THAT ALL PAYMENTS BE MADE TO THE TRUSTEE FOR MY 401(K) PLAN ACCOUNT.

     I understand that my acceptance of the Rescission Offer will be deemed rejected if, by accepting the offer, I would receive an amount per share tendered that is less than the fair market value per share of the Company's Common Stock on the day the Rescission Offer expires. I understand that by accepting the Rescission Offer, I will be unable to make transfers within my 401(k) Plan account investment options during a "blackout" period that will last from February 13, 2004 through a date not later than 5 business days after such date. I understand and agree that as a result of such acceptance, I will no longer hold any Shares surrendered to the Company for repurchase pursuant to the Rescission Offer.

     Participants  are  advised to update  investment  selections  in the 401(k)
Plan.

DISTRIBUTION DIRECTIVE:

     If my 401(k) Plan account balance was previously fully distributed to me, and a new 401(k) account has been established to receive my account's proceeds of the Rescission Offer, I hereby direct you to distribute the entire proceeds from this Rescission Offer to the following (for example, me, me and co-owner, my individual retirement account custodian or trustee, or the trustee of a tax-qualified retirement plan):


________________________________           ________________________________
Name                                       Account Number

________________________________
Street Address

________________________________
City, State and Zip Code

If I have not directed otherwise, proceeds should be directed to me at the address below.

                            *          *           *

     I understand that I must complete the name, address, signature, date and social security number or taxpayer identification number information below for this form to be eligible for acceptance by the Trustee and the Company.



_____________________________________      __________________________________
Name (please print)                        Signature

_____________________________________      __________________________________
Street Address                             Date

_____________________________________      __________________________________
City, State and Zip Code of Residence      Social Security Number or Taxpayer
                                           Identification Number

_____________________________________
Telephone Number



CO-OWNER, IF ANY:



_____________________________________      __________________________________
Name (please print)                        Signature

_____________________________________      __________________________________
Street Address                             Date

_____________________________________      __________________________________
City, State and Zip Code of Residence      Social Security Number or Taxpayer
                                           Identification Number

                                   APPENDIX B

                                ACCEPTANCE FORM B

ACCEPTANCE FORM B APPLIES TO UNION BANK OF CALIFORNIA 401(K) PLAN PARTICIPANTS WHO TOOK A DISTRIBUTION IN THE FORM OF STOCK. PLEASE SEE THE DETAILED INSTRUCTIONS FOLLOWING THIS FORM.

                         RESCISSION OFFEREE'S ACCEPTANCE

                             OF THE RESCISSION OFFER

YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT SIGN AND RETURN THIS FORM. YOU NEED TO DO NOTHING TO REJECT THIS RESCISSION OFFER. IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE SIGN AND RETURN THIS FORM AND ENSURE ITS RECEIPT BY FEBRUARY 13, 2004, ACCORDING TO THE INSTRUCTIONS BELOW.

                                ________________

                      DIRECTIONS TO UNIONBANCAL CORPORATION

Union Bank of California 401(k) Plan Recission Offer
655 North Central Avenue, Suite 2300
Glendale, CA 91203

Dear Sir or Madam:


     The undersigned has received a Prospectus dated January 14, 2004, of UnionBanCal Corporation (the "Company") (the "Prospectus"), pursuant to which the Company offers to rescind (the "Rescission Offer") purchases by the trustee (the "Trustee") of the Union Bank of California 401(k) Plan (the "401(k) Plan") of shares of common stock (the "Common Stock") of the Company from October 24, 2002 through October 23, 2003, made on behalf of the undersigned with salary deferral, or rollover or after-tax contributions within the 401(k) Plan (the "Shares").

     The following Shares were distributed to the undersigned by the Trustee from the undersigned's account under the 401(k) Plan and certificates for such shares are enclosed and are tendered unconditionally.

             Number of                               Stock Certificate
          Shares Tendered                                 Number
  ________________________________          ________________________________




     The following Shares were distributed to the undersigned from the undersigned's account under the 401(k) Plan but sold prior to February 13, 2004 at a loss and the undersigned wishes to accept the Rescission Offer with respect to all such Shares. I am enclosing with this Form evidence of such sale at a loss.

       Number of
      Shares Sold               Date of Sale             Sales Price
_____________________      _____________________    _____________________




     * If you require additional space, please complete an additional sheet, sign it, and attach it to this form.

     I hereby accept the Rescission Offer for the Common Stock purchased by the Trustee for my account under the 401(k) Plan and described above and direct that all payments be made to me or for my account as set forth in the Prospectus. I understand and agree that as a result of such acceptance, I will no longer hold any Shares surrendered to the Company for repurchase pursuant to the Rescission Offer.

DISTRIBUTION DIRECTIVE:

     I hereby direct you to distribute the entire proceeds from this Rescission Offer to the following (for example, me, me and co-owner, my individual retirement account custodian or trustee, or the trustee of a tax-qualified retirement plan):




________________________________           ________________________________
Name                                       Account Number

________________________________
Street Address

________________________________
City, State and Zip Code






If I have not directed otherwise, proceeds should be directed to me at the address below.

                            *          *           *

     I understand that I must complete the name, address, signature, date and social security number or taxpayer identification number information below for this Form to be eligible for acceptance by the Company.




_____________________________________      __________________________________
Name (please print)                        Signature

_____________________________________      __________________________________
Street Address                             Date

_____________________________________      __________________________________
City, State and Zip Code of Residence      Social Security Number or Taxpayer
                                           Identification Number

_____________________________________
Telephone Number


CO-OWNER, IF ANY:



_____________________________________      __________________________________
Name (please print)                        Signature

_____________________________________      __________________________________
Street Address                             Date

_____________________________________      __________________________________
City, State and Zip Code of Residence      Social Security Number or Taxpayer
                                           Identification Number

     INSTRUCTIONS TO APPENDIX B

     1. ACCEPTING THE RESCISSION OFFER: If you previously directed and caused the Trustee to distribute your Shares from the 401(k) Plan, in order to indicate your acceptance of the Rescission Offer, you must:

     A. Sign the form and provide your complete address, date, and social security or Taxpayer Identification Number,

     B. If you have not sold such distributed Shares, affix your original stock certificate to this form of "Rescission Offeree's Acceptance of the Rescission Offer,"

     C.   ALL  REGISTERED  OWNERS  MUST SIGN EITHER THE STOCK  CERTIFICATE  WITH
          MEDALLION   SIGNATURE  GUARANTEE  OR  A  STOCK  POWER  WITH  MEDALLION
          SIGNATURE GUARANTEE.

     D. If you have sold any such distributed Shares at a loss prior to February 13, 2004, affix your proof of loss on the sale(s) of such Shares to this form of "Rescission Offeree's Acceptance of the Rescission Offer" (such proof of loss must be in a form acceptable to UnionBanCal Corporation, such as a broker's confirmation),

     E.   Complete  and sign the  Substitute  Form W-9  attached to this form of
          "Rescission   Offeree's  Acceptance  of  the  Rescission  Offer"  (See
          Instruction 6), and

     F.   Mail all forms to:

          Union Bank of California 401(k) Plan Rescission Offer
          655 North Central Avenue, Suite 2300
          Glendale, California 91203



          We strongly recommend that you send this by registered or certified mail with return receipt requested.


     2. SIGNATURES ON THE FORM OF "RESCISSION OFFEREE'S ACCEPTANCE OF THE RESCISSION OFFER": This form of "Rescission Offeree's Acceptance of the Rescission Offer" is to be completed and signed by each rescission offeree that desires to accept the Rescission Offer. If Shares surrendered hereby are owned of record by two or more joint owners, all such owners must sign this Form of "Rescission Offeree's Acceptance of the Rescission Offer." If any such Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate forms of "Rescission Offeree's Acceptance of the Rescission Offer" as there are different registrations of certificates. Except as provided below, signatures must correspond exactly with the name(s) as written on the face of any certificate surrendered. Certificates surrendered hereby must be endorsed or surrendered with an appropriate instrument of transfer (a signed stock power), in either case signed exactly as the name or names of the registered holder or holders appear on the certificates. Signatures on such certificates or transfer instruments must be guaranteed by a recognized member of the Medallion Signature Guaranty Program or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934. Medallion Signature Guaranty Program member institutions are typically banks, brokerage firms and other financial services companies, and this service is available at every branch of Union Bank of California. Such rescission offeree must, if requested by the Company, certify that the Shares so tendered were owned beneficially by such rescission offeree on February 13, 2004, notwithstanding that such Shares were registered in another name on that date.

     3. MUTILATED, LOST, DESTROYED OR STOLEN CERTIFICATES: If any certificate which a rescission offeree desires to tender to the Company for repurchase pursuant to the Rescission Offer has been mutilated, lost, destroyed or stolen, the holder should promptly notify the Company at (866) 468-9669. The holder will then be directed as to the steps that must be taken in order to replace the certificate. The form of "Rescission Offeree's Acceptance of the Rescission Offer" and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificate(s) have been followed.

     4. DELIVERY INSTRUCTIONS: The method of delivery of (i) this form and the Substitute Form W-9 and (ii) all other required documents is at the election and risk of the rescission offeree and the delivery will be deemed made only when we actually receive them at the address indicated above.

     5. IMPORTANT TAX INFORMATION: Under federal income tax law, any rescission offeree who took a distribution of UnionBanCal Corporation Common Stock from the 401(k) Plan and who accepts the Rescission Offer is required to provide UnionBanCal Corporation with such person's correct Taxpayer Identification Number (TIN) on Substitute Form W-9, unless the rescission offeree rolled the distribution over to an individual retirement account or to another tax-qualified retirement plan. The TIN is the rescission offeree's social security number. If UnionBanCal Corporation is not provided with the correct TIN, the rescission offeree may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such rescission offeree pursuant to the Rescission Offer may be subject to backup withholding.

     If backup withholding applies, UnionBanCal Corporation is required to withhold 28% of any payments made to the rescission offeree (and any state tax amount). Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     6. PURPOSE OF SUBSTITUTE FORM W-9: To prevent backup withholding on payments that are made to a rescission offeree, the rescission offeree is required to notify UnionBanCal Corporation of his or her current TIN by completing the form below certifying that the TIN provided on the Substitute Form W-9 is correct (or that such rescission offeree is awaiting a TIN) and that
(1) such rescission offeree has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of a failure to report all interest and dividends or (2) the Internal Revenue Service has notified such rescission offeree that he or she is no longer subject to backup withholding.

     7. WHAT NUMBER TO GIVE TO UNIONBANCAL CORPORATION: A rescission offeree is required to give to UnionBanCal Corporation the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the Substitute Form W-9 for additional guidelines on which number to report. The box in Part 2 of the Substitute Form W-9 may be checked if such person has not been issued a TIN and has applied for a number or intends to apply for the number in the near future. If the box in Part 2 is checked and UnionBanCal Corporation is not provided with a TIN within 60 days after receipt of the form of "Rescission Offeree's Acceptance of the Rescission Offer," UnionBanCal Corporation will withhold 28% of all payments made thereafter until a TIN is provided to UnionBanCal Corporation.